UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2010

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California	91105
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2010, the Board of Directors of Jacobs Engineering Group Inc. (the “Company”) accepted the offer by Noel G. Watson to end his employment with the Company, effective July 1, 2010. Thereafter, Mr. Watson will continue to play an active role with the Company as its Chairman of the Board and as a consultant on special projects and client relationships. He will be compensated as a non-employee director and will be paid an annual fee of $300,000 pursuant to a consulting agreement. Consistent with the terms of the Company’s Incentive Bonus Plan for Officers and Key Managers, effective July 1, 2010, Mr. Watson will receive all unpaid incentive awards. In addition, he will receive supplementary cash compensation for fiscal 2010 attributable to his service as an employee during the year, the amount of which is dependent on the financial performance of the Company for fiscal year 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:	/S/ JOHN W. PROSSER, JR.
Name:	John W. Prosser, Jr.
Title:	Executive Vice President
Finance and Administration

Date: June 2, 2010

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